Exhibit 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                 ----------------------------------------------
                                       OF
                                       --
                                  PTC BANCORP
                                  -----------

     PTC Bancorp (hereinafter referred to as the "Corporation"), existing pursuant to the Indiana Business Corporation Law, desiring to give notice of corporate action effectuating these Amended and Restated Articles of Incorporation, sets forth the following facts:

                                   ARTICLE I
                                   ---------

                                      Name
                                      ----

     The name of the Corporation is PTC Bancorp.

                                   ARTICLE II
                                   ----------

                       The Amended and Restated Articles
                       ---------------------------------

     The exact text of the Corporation's Articles of Incorporation now is as follows:

                             See Attached Exhibit A


                                  ARTICLE III
                                  -----------

                          Manner of Adoption and Vote
                          ---------------------------

     1. Action by Directors. The Board of Directors of the Corporation, by unanimous vote at a meeting on March __, 1993, duly adopted a resolution that the provisions and terms of its Articles of Incorporation be amended and restated as set forth in these Amended and Restated Articles of Incorporation.

     2. Action by Shareholders. The shareholders of the Corporation entitled to vote in respect of the Amended and Restated Articles of Incorporation adopted these Amended and Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation were adopted by vote of the shareholders during the _______________, 1993 meeting called by the Board of Directors. The only class of capital stock is common stock with shares outstanding. The result of such vote is as follows:

     SHAREHOLDERS ENTITLED TO VOTE:

     SHAREHOLDERS VOTED IN FAVOR:

     SHAREHOLDERS VOTED AGAINST:

     3. Compliance with Legal Requirements. The manner of adoption of these Amended and Restated Articles of Incorporation constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

     IN WITNESS WHEREOF, the undersigned officer, for and on behalf of the Corporation, executes the foregoing Amended and Restated Articles of Incorporation this ___ day of ___________, 1993.




                                       ------------------------------
                                       James L. Saner, Sr., President














This instrument prepared by Robert T. Wildman
                            HENDERSON, DAILY, WITHROW & DEVOE
                            2600 One Indiana Square
                            Indianapolis, Indiana 46204
                            (317) 639-4121

                                   Exhibit A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                 ----------------------------------------------
                                       OF
                                       --
                                  PTC BANCORP
                                  -----------


                                   ARTICLE I
                                   ---------
                                      Name
                                      ----

        The name of the Corporation is PTC Bancorp (the "Corporation").

                                   ARTICLE II
                                   ----------
                                    Purposes
                                    --------

     The purposes for which the Corporation is formed are the transaction, either alone or as a partner, joint venturer or otherwise, of any and all lawful business for which corporations may be incorporated under the Act and to otherwise possess, exercise, and enjoy all rights, powers and privileges conferred upon bank holding companies by the Bank Holding Company Act of 1956, as amended and as hereafter amended or supplemented, and all other rights and powers authorized by the laws of the State of Indiana, and the laws of the United States of America applicable to bank holding companies and the regulations of the Board of Governors of the Federal Reserve System.

                                  ARTICLE III
                                  -----------
                               Authorized Shares
                               -----------------

     The total number of shares which the Corporation shall have authority to issue is 3,000,000 shares, consisting of 2,000,000 shares of common stock with no par value (the "Common Stock") which have unlimited voting rights and are entitled to receive the net assets of the Corporation upon dissolution and 1,000,000 shares of preferred stock without par value (the "Preferred Stock") with respect to which the Board of Directors of the Corporation is authorized to determine the series and classes of Preferred Stock and determine the rights, privileges and voting power of the Preferred Stock by amending the Articles of Incorporation of the Corporation without further shareholder voting consent or ratification, prior to issuance of preferred stock.

                                   ARTICLE IV
                                   ----------
                            Voting Rights of Shares
                            -----------------------

     Except as otherwise provided in the Act or in these Articles of Incorporation, every shareholder of the Corporation shall have the right, at every shareholders' meeting, to one vote for each share of stock standing in such shareholder's name on the books of the Corporation upon all questions, including election of directors, merger, liquidation and the sale of all or substantially all of the assets of the Corporation.

                                   ARTICLE V
                                   ---------
                                  Incorporator
                                  ------------

     The name and post office address of the incorporator of the Corporation was Michael E. Williams, 2800 Indiana National Bank Tower, Indianapolis, Indiana 46204.



















This instrument prepared by Robert T. Wildman
                            HENDERSON, DAILY, WITHROW & DEVOE
                            2600 One Indiana Square
                            Indianapolis, Indiana 46204
                            (317) 639-4121


                                       2